Exhibit 23.6

                         Consent of Proskauer Rose LLP

We hereby consent to the reference to our firm under the captions "Taxation," and "Legal Matters" in the Prospectus contained in the Registration Statement on Form F-1 of Asia Electronics Holding Co. Inc. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /s/ Proskauer Rose LLP



August 15, 1997